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                                                         EX. 9(b)
                 INTERNATIONAL GROWTH PORTFOLIO
             PORTFOLIO MANAGER INVESTMENT AGREEMENT



       Agreement, made this 12th day of October, 1995, among The Palladian Trust (the "Trust"), a Massachusetts business trust; Palladian Advisors, Inc. (the "Manager"), a Delaware corporation; Western Capital Financial Group, Inc. (the "Distributor"), a California corporation; Bee & Associates Incorporated (the "Portfolio Manager"), a Colorado corporation; and Bruce B. Bee and Edward N. McMillan, both principals in the Portfolio Manager (the "Principals").

       WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate portfolios with each such portfolio representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Manager has entered into a management agreement with the Trust, pursuant to which the Manager will provide, among other services, advice with respect to the selection and monitoring of portfolio managers to provide the day-to-day investment management of certain portfolios; and

       WHEREAS, the Trust, the Manager and the Portfolio
Manager have entered into an agreement (the "Portfolio Manager
Agreement") pursuant to which the Portfolio Manager will provide

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the day-to-day investment management of the International Growth
Portfolio of the Trust (the "Portfolio"); and

       WHEREAS, the Trust and the Distributor have entered into an agreement under which the Distributor will serve as underwriter for shares of the Trust; and

       WHEREAS, one of the selection and retention criteria for Portfolio Managers used by the Manager and the Trust is a willingness of each Portfolio Manager or an affiliate to invest $1 million in the portfolio managed by that Portfolio Manager; and
       WHEREAS, the Trust prospectus discloses that each Portfolio Manager has agreed that it or an affiliate (either directly or through a qualified plan) will invest at least $1 million in the portfolio it manages and that each Portfolio Manager currently intends to maintain that investment as long as it continues to manage the portfolio; and

       WHEREAS, that agreement is an important factor in the Manager's decision to recommend the Portfolio Manager and the Trust's decision to retain the Portfolio Manager.

       Therefore, the parties agree as follows:

  1. INVESTMENT. On or before the twentieth business day after the Portfolio reaches total assets of ten million dollars ($10,000,000.00), the Portfolio Manager or the Principals shall purchase Portfolio shares with a total purchase price of one million dollars ($1,000,000.00) either directly or through a

                                                     Page 2

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qualified plan acceptable to the Trust and the Manager.  The
Trust and the Distributor shall cause the appropriate number of shares to be issued to the purchaser in book entry form.

  2. VOTING OF PORTFOLIO SHARES. The Portfolio Manager and the Principals agree to vote any and all shares of the Portfolio (held directly or in a qualified plan) in the same proportion as all contract owners having voting rights with respect to the Portfolio; provided, however, that the Portfolio Manager and the Principals shall vote any or all shares of the Portfolio (held directly or in a qualified plan) in such other manner as may be required by the Securities and Exchange Commission or its staff.

  3. NOTICES. Notices shall be in writing and shall be duly given if sent by first class mail or delivered to the following addresses or to such other address as shall be specified by a party with proper notice to the other parties:

       If as to the Trust:
       --------------------

       The Palladian Trust
       4225 Executive Square
       Suite 355
       La Jolla, CA 92037
       Attn:  President


       If as to the Manager:
       ---------------------
       Palladian Advisors, Inc.
       4225 Executive Square
       Suite 355
       La Jolla, CA 92037
       Attn:  President

                                                    Page 3

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       If as to the Distributor:
       ---------------------------

       Western Capital Financial Group, Inc.
       4225 Executive Square
       Suite 325
       La Jolla, CA 92037
       Attn:  President


       If as to the Portfolio Manager:
       ------------------------------

       Bee & Associates Incorporated
       370 17th Street
       Denver, CO 80202
       Attn:  President


       If as to the Principals:
       -----------------------------

       Bee & Associates Incorporated
       370 17th Street
       Denver, CO 80202
       Attn:  Bruce B. Bee and Edward N. McMillan


  4. OBLIGATION. A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

  5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

  6. APPLICABLE LAW. This Agreement shall be governed by the laws of California, provided that nothing herein shall be


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construed in a manner inconsistent with the 1940 Act, the
Investment Advisers Act of 1940, or any rules or order of the Securities and Exchange Commission thereunder.

  7. CAPTIONS. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.


                                                           Page 5

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       IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below on the day and year first above written.


                                       The Palladian Trust

   /s/ Richard Tasiello                   By: /s/ H. Michael Schwartz
   ----------------------------           -------------------------------
     Witness                                  H. Michael Schwartz
                                              President


                                        Palladian Advisors, Inc.


  /s/ Richard Tasiello                  By: /s/ H. Michael Schwartz
 ----------------------------           -------------------------------
     Witness                                 H. Michael Schwartz
                                             President


                                        Western Capital
                                           Financial Group, Inc.


 /s/ Richard Tasiello                     By: /s/ H. Michael Schwartz
   ----------------------------           -------------------------------
    Witness                                  H. Michael Schwartz
                                             President


                                        Bee & Associates Incorporated


 /s/ Margaret Shauffer                    By: /s/ Bruce B. Bee
   ----------------------------           -------------------------------
    Witness                                   Bruce B. Bee
                                              President


 /s/ Margaret Shauffer                    /s/ Bruce B. Bee
   ----------------------------           -------------------------------
    Witness                                  Bruce B. Bee



 /s/ Margaret Shauffer                    /s/ Edward  N. McMillan
   ----------------------------           -------------------------------
    Witness                                  Edward N. McMillan


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